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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the use in this Amendment No. 1 to Registration Statement No. 333-121505 of our report dated September 12, 2005 relating to the financial statements of CenterPoint Energy Transition Bond Company II, LLC, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Houston, Texas
September 12, 2005